UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2014

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Generac Holdings Inc. (“the Company”) held an annual meeting of its stockholders in Waukesha, Wisconsin.  At the meeting, the Company’s stockholders (1) elected each of the Company’s director nominees; (2) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2014; (3) approved an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers; and (4) approved the Generac Holdings Employee Stock Purchase Plan:

Proposal No.1 — Election of Directors

Name	Votes For	Withhold	Broker Non-Votes
BBennett Morgan	59,465,666	702,158	6,317,175
TTodd A. Adams	59,501,192	666,632	6,317,175
RRalph Castner	59,483,277	684,547	6,317,175

Proposal No. 2 — Ratification of the Appointment of Ernst & Young LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,460,424	942,650	81,925	0

Proposal No. 3 — Advisory Vote on 2014 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,714,244	348,870	104,710	6,317,175

Proposal No. 4 — Approval of Generac Holdings Inc. Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,870,024	115,548	182,252	6,317,175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2014		GENERAC HOLDINGS INC.

	By:	/s/ York A. Ragen
York A. Ragen
Chief Financial Officer